Exhibit 10(i)

                                   Agreement

This Agreement ("Agreement") is entered into by and between Huayang
International Holdings, Inc. ("HIHI"), a corporation organized in the State of
Nevada, and Huayang International Investment Ltd. ("HIIL"), a corporation organized in British Virgin Islands, on September 10, 2002. HIHI and HIIL are
sometimes individually referred to herein as a "Party" and together as the
"Parties,"

WHEREAS, pursuant to certain Supply Agreement (the "Supply Agreement") between
HIHI and HIIL dated October 28, 1997, HIIL provided debt financing (the "Debt")
for HIHI in order to support HIHI`s operations;

WHEREAS, the Debt obligation by HIHI under the Supply Agreement which amounts to
$14,787,783 is currently due;

WHEREAS, HIHI currently holds twenty percent interest (equity interest plus shareholder loan) in three related business entities (jointly the "Hotel Group")
which jointly own a majority interest in Sheraton Shenyang Lido Hotel;

WHEREAS, HIHI desires to pay off part of the Debt with all of its interest in the Hotel Group ("Hotel Group Interest") and HIIL agrees to receive the Hotel
Group Interest as a payment towards the repayment for the Debt;

WHEREAS, HIHI and HIIL both agree to rely on an independent appraisal of the fair market value of the Hotel Group Interest as the value of the repayment for the Debt:

WHEREAS, according to Greater China Appraisal Limited, an independent appraisal firm headquartered in Hong Kong, the fair market value of the Hotel Group
Interest is $13,102,000; and

WHEREAS, HIIL desires to subsequently transfer the Hotel Group Interest to Yick
Ho Limited, a company organized in Hong Kong ("YHL").

HIHI and HIIL agree as follows:

1) HIHI will sell and transfer the Hotel Group Interest directly to YHL, and will direct YHL to make payment for the purchase to HIIL or its designee.

2) HIIL will accept YHL's payment for the purchase of the Hotel Group Interest as a payment of $13,102,000 for the repayment of the Debt owed by HIHI to HIIL.

3) After the sale and transfer of the Hotel Group Interest by HIHI to YHL, the
Debt owed by HIHI to HIIL will be reduced by $13,102,000.

4) Each party shall pay their own expenses in relation to this transaction.

5) This Agreement contains the entire agreement and understanding between HIHI and HIIL and supersedes all prior agreements and understandings regarding the sale and transfer of the Hotel Group Interest as a payment for the Debt,

6) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

7) The parties agree to execute any and all other documents and to take such other action or corporate proceedings as may be necessary or desirable to carry out the terms hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.

Huayang International Holdings, Inc.      Huayang International Investment, Ltd,

Signed and confirmed by                   Signed and confirmed by

/s/__________________________             /s/__________________________